UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to a Current Report on Form 8-K/A (this “Amendment”) is being filed by Capital Growth Systems, Inc. (the “Company”) to update certain information contained in the Company’s Form 8-K filed with the SEC on June 11, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation from the Board

As previously reported, Brian Coderre resigned as a member of the Board of Directors of the Company. A copy of Mr. Coderre’s resignation letter was attached as an exhibit to Company’s Form 8-K filed with the SEC on June 11, 2009.

The Company provided Mr. Coderre with a copy of the disclosures it made in its Item 5.02(a) filing. Mr. Coderre was advised of his opportunity to furnish to the Company a letter stating whether he agrees with the statements made in this filing and if he disagrees, stating in which respects he disagrees.

A copy of a letter received from Mr. Coderre, dated June 17, 2009, is filed as Exhibit 17.1 to this Form 8-K/A. In his letter, Mr. Coderre agrees and acknowledges the Company’s assertions with respect to his resignation. On another matter, Mr. Coderre also includes his comments with respect to a letter attached to a different Form 8-K also filed by the Company with the SEC on June 11, 2009. The Company, in general and in its Form 8-K of June 11, 2009, does not agree with the comments in that letter attached thereto.

Item 9.01	Exhibits.

17.1	Letter of Mr. Coderre.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:
Jim McDevitt Chief Financial Officer

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